Exhibit 99.(7)(a)(i)

Appendix A

to the Distribution Agreement between Baillie Gifford Funds and Baillie Gifford Funds Services LLC

This Appendix A is amended and restated effective as of October 2, 2025

Investment Company	Series	Date Added
Baillie Gifford Funds	Baillie Gifford China Equities Fund	June 22, 2021
	Baillie Gifford Developed EAFE All Cap Fund	February 27, 2015
	Baillie Gifford EAFE Plus All Cap Fund	February 27, 2015
	Baillie Gifford Emerging Markets Equities Fund	February 27, 2015
	Baillie Gifford Emerging Markets ex China Fund	December 21, 2021
	Baillie Gifford Global Alpha Equities Fund	February 27, 2015
	Baillie Gifford International Alpha Fund	February 27, 2015
	Baillie Gifford International Concentrated Growth Equities Fund	September 19, 2017
	Baillie Gifford International Growth Fund	February 27, 2015
	Baillie Gifford Long Term Global Growth Fund	February 27, 2015
	Baillie Gifford U.S. Equity Growth Fund	February 27, 2015

BAILLIE GIFFORD FUNDS, on behalf of each of its series as set forth above

By: /s/ Michael Stirling-Aird

Name: Michael Stirling-Aird

Title: President

BAILLIE GIFFORD FUNDS SERVICES LLC

By: /s/ Lesley-Anne Archibald

Name: Lesley-Anne Archibald

Title: Chair

[Amended and Restated Appendix A to the Distribution Agreement between Baillie Gifford Funds and Baillie Gifford Funds Services LLC]